SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:  12/31/2007
FILE NUMBER 811-1540
SERIES NO.: 18

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 4,275
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 282
       Class C                                            $ 327


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.4329
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.1517
       Class C                                           0.1517

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           12,299
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            2,315
       Class C                                            2,662


74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $22.87
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $21.87
       Class C                                           $21.88